March 28, 2018

Security Devices International, Inc.
107 Audubon Road, Suite 201
Wakefield, MA 01880

Ladies and Gentlemen:

We have acted as counsel to Security Devices International Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the registration statement on Form S-1 (the “Registration Statement”), to be filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement covers the resale by certain persons and entities (the “Selling Stockholders”) of (i) up to 35,783,612 shares of the Company’s common stock, par value $0.001 per share (the “Common Shares”), (ii) up to 17,891,806 shares of the Company’s common stock, par value $0.001 per share (the “General Warrant Shares”), issuable upon the exercise of certain warrants (the “General Warrants”) issued by the Company, and (iii) up to 572,354 shares of the Company’s common stock, par value $0.001 per share (the “Agent Warrant Shares” and collectively with the Common Shares and the General Warrant Shares, the “Shares”), issuable upon the exercise of certain warrants (the “Agent Warrants”) issued by the Company pursuant to a private placement transaction completed on November 28, 2017.

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.     The Registration Statement and the related form of prospectus included therein, each substantially in the form in which it was transmitted to the SEC under the Act;

2.     The Certificate of Incorporation of the Company, as amended (the “Charter”);

3.     The Bylaws of the Company, as amended;

4.     A certificate of Good Standing of the Company issued by the Secretary of State of the State of Delaware on March 27, 2018;

5.     Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to, among other matters, the registration, classification and issuance of the Shares (the “Resolutions”); and

6.     Such other documents and matters as we have deemed necessary or appropriate to express the opinions set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinions set forth below, we have assumed the following:

A.     Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

B.     Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

C.     Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

D.     All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

E.     Upon the issuance of any Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.     The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Delaware and is in good standing.

2.     The Common Shares have been validly issued and are fully paid and non-assessable. The General Warrant Shares will be validly issued, fully paid and non-assessable when the General Warrant Shares shall have been issued to the Selling Stockholders upon exercise of the General Warrants in accordance with their terms. The Agent Warrant Shares will be validly issued, fully paid and non-assessable when the Agent Warrant Shares shall have been issued to the Selling Stockholders upon exercise of the Agent Warrants in accordance with their terms.

Our opinions set forth herein are limited to general corporate laws of the State of Delaware (referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Hinckley, Allen & Snyder LLP

Hinckley, Allen & Snyder LLP